© 8x8, Inc. Copyright and confidential. The eXperience Communications Platform 8x8 to Acquire Fuze December 1, 2021

© 8x8, Inc. Copyright and confidential. Forward-looking statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements relate to the release of new products, the total addressable market demand for products, changing industry trends and competition, business strategies, future operating performance and outlook, and the timing and ability to close our acquisition of Fuze and the impact it will have our financial results. These forward-looking statements are predictions only, and actual events or results may differ materially from such statements depending on a variety of factors. These factors include, but are not limited to: ● Customer adoption and demand for our products may be lower than we anticipate. ● Whether we are able to deliver the expected synergies of the Fuze acquisition, retain key customers and employees and successfully integrate Fuze into our business.. ● Impact of economic downturns on us and our customers, including from the COVID-19 pandemic. ● Competitive dynamics of the UCaaS, CCaaS, CPaaS, video and other markets in which we compete may change in ways we are not anticipating. ● Impact of supply chain disruptions; ● Third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions. ● We may not achieve our target service revenue growth rate, or the revenue, earnings, bookings or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year of 2022. ● Our customer churn rate may be higher than we anticipate and we may not be able to successfully cross sell our existing customers or those we obtain through the Fuze acquisition. ● Our Investments we make in marketing, channel and value-added resellers (VARs), e-commerce, new products, may not result in revenue growth. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Forms 10-K and 10-Q filed by 8x8, Inc. with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. We have presented certain Fuze historical financial information in this presentation. These financial numbers have not been audited and have been prepared on a different basis than the company’s financial statements and should not be viewed as a proxy for what those numbers would have been had they been prepared on the same basis as the company’s financial statements. See Appendix for Non-GAAP reconciliation and disclaimers.

© 8x8, Inc. Copyright and confidential. Today’s speakers Dave Sipes 8x8 CEO Sam Wilson 8x8 CFO

© 8x8, Inc. Copyright and confidential. 8x8 to acquire Fuze Combination to accelerate XCaaS innovation, expand enterprise customer base, and extend presence in continental Europe ■ Approximately $250 million in aggregate consideration, subject to certain adjustments, comprised of approximately $130 million in cash and $120 million in common stock of 8x8. ■ Expected to close in Q4 FY22 (calendar Q1), subject to customary regulatory approvals and closing requirements.

© 8x8, Inc. Copyright and confidential. With the acquisition of Fuze, we immediately increase our capacity to innovate and extend our XCaaS platform advantage. We also broaden our base of enterprise customers, increase the scale of our operations, and expand our global presence. I believe our common cloud communications DNA, complementary go-to-market strategies and enterprise-centric global approach to the market will enable a seamless transition to a unified organization. Dave Sipes, 8x8 CEO Strategic rationale

© 8x8, Inc. Copyright and confidential. Key messages Strategic ■ Accelerates XCaaS innovation ■ Expands enterprise base ■ $50M+ cross-sell opportunity ■ European expansion ■ Good fit / low integration risk Financial ■ Remain non-GAAP profitable ■ Reiterate long term model

8x8 and Fuze Comparative Metrics

	8x8	Fuze[5]
TTM Total Revenue[1]	$581M	~$130M
Annualized International Revenue[2] (as a % of total revenue)	31%	~30%
Annualized Investment in R&D (non-GAAP)[3]	~$75M	~$25M
Enterprise Customers[4]	~900	~300
Paid Business Users	2M+	400K+

1. Trailing 12 months as of 9/30/21.
2. Based on last quarter (ending 9/30/ 2021).
3. Based on last quarter (ending 9/30/ 2021) multiplied by 4. See Appendix for Non-GAAP Reconciliations.
4. Approximate. Enterprise is defined as customers that generate ARR >$100K.
5. As of December 1, 2021, the financial statements of Fuze as of and for the nine months ended September 30, 2021 have not been finalized, but are expected to be included in a Form 8-K following closing of the planned Merger. The basis of preparation for the interim financial statements is expected to be consistent with the audited financial statements as of and for the year ended December 31, 2020 which were furnished on Form 8-K dated December 1, 2021 by 8x8. The preliminary financial data included in these materials has been prepared by, and is the responsibility of, Fuze's management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

© 8x8, Inc. Copyright and confidential.

© 8x8, Inc. Copyright and confidential. Total addressable market for cloud communications by 2023 $75B+ UCaaS, CCaaS, and CPaaS $60B UCaaS and CCaaS $15B Differentiator: Integrated UCaaS and CCaaS Source: IDC and 8x8 estimates.

© 8x8, Inc. Copyright and confidential. 87% of IT leaders say an integrated communications platform is the future of business communications.1 UC CC 1. 2021 survey of 400 IT decision makers conducted by Hanover Research 2. Metrigy’s Report Real-World Benefits of Integrated Cloud Unified Communications and Collaboration Q1 | 21 The importance of an integrated platform 56% Lower TCO when calls, meetings, messaging, and contact center are integrated on a single cloud platform, compared to a multi-vendor strategy.2

© 8x8, Inc. Copyright and confidential. 8x8 strategic priorities Expanding Platform Advantage Integrated UCaaS & CCaaS Winning Together With Partners Channel Partner Engagement Driving Operational Excellence Tailored GTM to Drive Scale and Efficiency Expanding the Base Upsell, Cross-sell, Retention

© 8x8, Inc. Copyright and confidential. Expanding the platform advantage The information provided on this slide is forward-looking and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section in our most recently filed Form 10-K or 10-Q. 4x Investment in Contact Center R&D* 650+ R&D Headcount 270+ Patents** 8x Investment in XCaaS Innovation* 900+ R&D Headcount 300+ Patents *By end of fiscal 2023 from end of fiscal 2021, based on number of engineering teams based in these areas ** includes total patents awarded to date. Fuze acquisition

© 8x8, Inc. Copyright and confidential. Path to $1 billion + Differentiated product offerings Massive market opportunity Multiple routes to market Operational rigor

© 8x8, Inc. Copyright and confidential. The eXperience Communications Platform Financials Sam Wilson Chief Financial Officer

© 8x8, Inc. Copyright and confidential. Financial Summary ● Approximately $250 million in aggregate consideration, subject to certain adjustments. ● Up to $130 million in cash will be used to retire Fuze’s debt and pay for the equity owned by non-accredited stockholders of Fuze. ● 8x8 expects to file a resale registration statement for the shares to be issued in connection with the transaction after the closing. ● We expect to maintain non-GAAP operating profitability. ● We remain committed to the long-term operating model presented in May 2021. ● Expect stub period for fourth quarter FY22 (ending March 31, 2022). First full quarter of combined P&L to be first quarter FY23 (ending June 30, 2022). ● We will provide additional information on the combined model when we release fourth quarter FY22 (ending March 31, 2022) and provide guidance for FY23 (ending March 31, 2023).

8x8 Financial Model Framework

GAAP and Non-GAAP* Financial Metrics	FY22 8x8 "Standalone" Assumptions (updated for 1H Actuals) As of 11/2/2021	Intermediate Objective in ~3 years	Long-Term Objective in 5+ years
Total Revenue Growth	15-16%	20%+	20%+
Non-GAAP Gross Margin	61-64%	63-67%	70%+
Non-GAAP Sales and Marketing as % of Revenue	40-42%	35-40%	35-40%
Non-GAAP R&D as a % of Revenue	11-13%	13-15%	13-15%
Non-GAAP G&A as a % of Revenue	~10%	10%	<10%
Non-GAAP Operating Margin	~2%	5-10%	10-20%
Cash Flow from Operations (CFO)	Exit FY Positive	5-10% CFO Margin	10-20% CFO Margin

* See Appendix for further discussion of why a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. The above financial framework should not be construed to be guidance and is based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material.

© 8x8, Inc. Copyright and confidential.

© 8x8, Inc. Copyright and confidential. Investment thesis Large & Underpenetrated TAM $75B+ cloud communications market with strong secular tailwinds in the early innings Compelling Land and Expand Model ~1.8M paid business users and large expansion opportunities Recurring Business Model Predictable subscription business with operating leverage and future positive cash flow Long-term Profitable Growth Improve gross and operating margin profiles to fund revenue growth Large Underpenetrated TAM $75B+ cloud communications industry1 with strong secular tailwinds Compelling Land and Expand Model 2M+ paid business users and large expansion opportunities Recurring Business Model Predictable subscription business with operating leverage and positive cash flow Long-Term Profitable Growth Improving margin profile to fund future growth levers 1. Source: 2023 estimate from IDC and 8x8.

© 8x8, Inc. Copyright and confidential. For more information Press release > Webcast > 8x8 CEO message >

© 8x8, Inc. Copyright and confidential. The eXperience Communications Platform GAAP to Non-GAAP Reconciliation

© 8x8, Inc. Copyright and confidential. Non-GAAP Measures This presentation contains certain financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. This information should not be considered a substitute for any measures derived in accordance with GAAP. Non-GAAP Guidance The Company does not reconcile its non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded. In general, the Company excludes non-cash expenses such as stock based compensation and related employer payroll taxes, amortization of acquired intangibles, and debt interest amortization; and cash expenditures that are not considered representative of recurring operations such as acquisition and integration costs, severance and contract termination costs, certain legal and regulatory costs, and provision for income taxes. This information should not be considered a substitute for any measures derived in accordance with GAAP and should not be construed to be guidance and is based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section in our most recently filed Form 10-K or 10-Q.

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Cost of Service Revenue Cost of Service Revenue: Fiscal Quarter Q2'21 Q1'22 Q2'22 GAAP cost of service revenue $44,803 $46,010 $47,198 Amortization of acquired intangible assets (1,425) (1,066) (1,044) Stock-based compensation expense and related employer payroll taxes (2,543) (2,040) (2,526) Legal and regulatory costs (157) -- -- Severance and contract termination costs (583) 5 (57) Non-GAAP cost of service revenue $40,095 $42,909 $43,571 Non-GAAP service revenue margin 66.8% 68.9% 69.4% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Cost of Other Revenue Cost of Other Revenue: Fiscal Quarter Q2'21 Q1’22 Q2'22 GAAP cost of other revenue $11,693 $13,746 $12,269 Stock-based compensation expense and related employer payroll taxes (1,190) (1,135) (1,372) Legal and regulatory costs - 5 - Severance and contract termination costs (45) (21) (188) Non-GAAP cost of other revenue $10,458 $12,595 $10,709 Non-GAAP other revenue margin (27.7)% (19.6)% (16.6)% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Sales and Marketing Sales and Marketing Expense: Fiscal Quarter Q2’21 Q1’22 Q2’22 GAAP sales and marketing $61,399 $75,915 $76,726 Amortization of acquired intangible assets (402) (219) (221) Stock-based compensation expense and related employer payroll taxes (7,364) (14,700) (13,558) Legal and regulatory costs (1) - - Severance and contract termination costs (244) (622) (531) Non-GAAP sales and marketing $53,388 $60,374 $62,386 Non-GAAP sales and marketing as percentage of revenue 41.3% 40.7% 41.2% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Research and Development Research and Development Expense: Fiscal Quarter Q2'21 Q1’22 Q2'22 GAAP research and development $21,567 $25,392 $28,498 Stock-based compensation expense and related employer payroll taxes (8,547) (9,073) (10,086) Legal and regulatory costs (1) 9 -- Severance and contract termination costs (270) (70) (42) Non-GAAP research and development $12,749 $16,258 $18,370 Non-GAAP research and development as percentage of revenue 9.9% 11.0% 12.1% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 General and Administrative General and Administrative Expenses: Fiscal Quarter Q2'21 Q1’22 Q2'22 GAAP general and administrative $22,769 $26,091 $24,023 Stock-based compensation expense and related employer payroll taxes (6,647) (10,904) (10,423) Acquisition and integration costs (47) - (19) Legal and regulatory costs (62) 532 1,317 Severance and contract termination costs (1,212) (871) (314) Non-GAAP general and administrative $14,801 $14,848 $14,584 Non-GAAP general and administrative as a percentage of revenue 11.5% 10.0% 9.6% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Operating Expenses Operating Expenses: Fiscal Quarter Q2'21 Q1’22 Q2'22 Non-GAAP sales and marketing $53,388 $60,374 $62,386 Non-GAAP research and development 12,749 16,258 18,370 Non-GAAP general and administrative 14,801 14,848 14,584 Non-GAAP operating expenses $80,938 $91,480 $95,340 Non-GAAP operating expenses as a percentage of revenue 62.7% 61.7% 62.9% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Total Expenses Total Expenses: Fiscal Quarter Q2'21 Q1’22 Q2'22 Non-GAAP cost of revenue $50,553 $55,504 $54,280 Non-GAAP operating expenses 80,938 91,480 95,340 Non-GAAP total expenses $131,491 $146,984 $149,620 Non-GAAP total expenses as a percentage of revenue 101.8% 99.1% 98.7% ($ in thousands, Unaudited)

© 8x8, Inc. Copyright and confidential. Reconciliation of GAAP to Non-GAAP 8x8 Operating Margin Operating Margin: Fiscal Quarter Q2'21 Q1’22 Q2'22 GAAP loss from operations ($33,098) ($38,827) ($37,157) Amortization of acquired intangible assets 1,827 1,285 1,265 Stock-based compensation expense and related employer payroll taxes 26,291 37,852 37,995 Acquisition and integration costs 48 -- 19 Legal and regulatory costs 220 (546) (1,317) Severance and contract termination costs 2,354 1,579 1,132 Non-GAAP operating profit (loss) ($2,358) $1,343 $1,937 Non-GAAP operating margin (1.8)% 0.9% 1.3% ($ in thousands, Unaudited)

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